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                                                                    EXHIBIT 10.9


                             [DIADEXUS LETTERHEAD]


November 11, 1999

Sharon Tetlow
153 Missouri Street
San Francisco, CA 94107


Dear Sharon:

     In order to help assure your continued objectivity and retention in the event of a change in control of diaDexus, LLC ("diaDexus"), the Board of Directors (the "Board") has decided to amend your stock option awards under the diaDexus, LLC Incentive Plan as described herein.

     In the event termination, not for "Cause" (as defined below), or voluntary termination for "Good Reason" (as defined below) within 12 months of a "Change of Control" of diaDexus (as defined below), then all of your awards under the diaDexus, LLC Incentive Plan that are outstanding immediately prior to the Change of Control shall have their vesting accelerated so as to become 100% vested as of the date of the Change of Control.

     For the purposes of this Agreement, "Cause" means:

     (i) a material act of dishonesty made by Executive in connection with Executive's responsibilities as an employee, (ii) Executive's conviction of, or plea of nolo contendere to, a felony, (iii) Executive's gross misconduct in connection with the performance of his duties hereunder, (iv) Executive's death or permanent disability or (v) Executive's material breach of his obligations under this Agreement; provided, however, that with respect to clauses (iii) and
(v), such actions shall not constitute Cause if they are cured by Executive within thirty (30) days following delivery to Executive of a written explanation specifying the basis for the Company's beliefs with respect to such clauses.

     For the purposes of this Agreement, "Good Reason" means:

     (i) a reduction in Executive's Base Salary, (ii) a reduction in
Executive's title (whether or not material) or a material reduction in Executive's authority or duties including due to a Change in Control (as defined below), (iii) the requirement that Executive relocate from her current place of residence or that the company headquarters relocate more than 30 miles from San Francisco, or (iv) the Company's material breach of its obligations under this Agreement; provided, however, that with respect to clause (iv), such material breach shall not constitute Cause if it is cured by the Company within thirty
(30) days following delivery to the Company of a written explanation specifying the basis for the Executive's beliefs with respect to such clause.
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     For this purpose a "Change of Control" means:

          (a) Any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended) becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of or interests in diaDexus representing fifty percent (50%) or more of the total voting power represented by diaDexus's then outstanding voting securities or interests; or

          (b) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. Incumbent Directors shall mean directors who either (A) are directors of diaDexus as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to diaDexus); or

          (c) The consummation of a merger or consolidation of diaDexus with a corporation, other than a merger or consolidation which would result in the voting securities or interests of diaDexus outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of or interests in diaDexus or such surviving entity outstanding immediately after such merger or consolidation; or

          (d) The consummation of the sale or disposition by diaDexus of all or substantially all of diaDexus's assets.

     We look forward to your continued efforts on behalf of the diaDexus team.


                                                  Sincerely,


                                                  George Poste
                                                  Chairman of the Board

Accepted and Agreed:
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Date:                     , 1999
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